Exhibit 99.2

SHANDONG YUNCHU SUPPLY CHAIN CO. LTD

Audited Financial Statements

December 31, 2020 and 2019

To:	The Board of Directors and Stockholders of
Shandong Yunchu Supply Chain Co., Ltd.

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Shandong Yunchu Supply Chain Co., Ltd. (the “Company”) as of December 31, 2020 and 2019, and the related statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

Certified Public Accountants

San Mateo, California

January 20, 2022

We have served as the Company’s auditor since 2021.

SHANDONG YUNCHU SUPPLY CHAIN CO. LTD

Audited Balance Sheets

As of December 31, 2020 and 2019

(Stated in US Dollars)

	2020	2019
Assets
Current assets
Cash	$278,261	$-
Accounts receivable	127,380	-
Other receivable	12,750	-
Prepaid taxes	74,427	-
Advance to suppliers	555,858	-
Inventory	668,295	-
Total current assets	1,716,971	-

Total non-current assets	-	-

Total assets	$1,716,971	$-

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	136,541	-
Salary payable	6,743	-
Other payable	559,465	-
Related party payable	262,894	-
Customer deposits	937,354	-
Total current liabilities	1,902,997	-

Total non-current liabilities	-	-

Total liabilities	1,902,997	-

Paid in capital	-	-
Retained earnings	(175,974)	-
Accumulated other comprehensive loss	(10,052)	-
Total stockholders' deficit	(186,026)	-

Total Liabilities & Stockholders' Deficit	$1,716,971	$-

See Accompanying Notes to the Financial Statements

SHANDONG YUNCHU SUPPLY CHAIN CO. LTD

Audited Statements of Operations and Comprehensive Loss

For the year ended December 31, 2020 and 2019

(Stated in US Dollars)

	2020	2019

Net revenues	$1,843,612	$-
Cost of revenues	1,823,125	-
Gross profit	20,487	-

Operating expenses
Selling expenses	7,896	-
General & administrative expenses	10,571	-
Impairment loss of inventories	178,066
Total operating expenses	196,534	-

Operating loss	(176,047)	-

Other income (expenses)
Other income	-	-
Other expenses	-	-
Interest income	73	-
Interest expense	-	-
Total other income	73	-

Loss before income taxes	(175,974)	-

Provision for income taxes	-	-

Net loss	$(175,974)	$-

Other comprehensive loss
Foreign currency translation adjustment	(10,052)	-

Total comprehensive loss	$(186,026)	$-

See Accompanying Notes to the Financial Statements

SHANDONG YUNCHU SUPPLY CHAIN CO. LTD

Audited Statements of Stockholders’ Deficit

For the year ended December 31, 2020 and 2019

(Stated in US Dollars)

Accumulated Other
	Paid in	Retained	Comprehensive
	Capital	Earnings	Loss	Total
Balance, January 1, 2019	$-	$-	$-	$-
Net income	-	-	-	-
Foreign currency translation adjustment	-	-	-	-
Balance, December 31, 2019	$-	$-	$-	$-

Balance, January 1, 2020	$-	$-	$-	$-
Net loss	-	(175,974)	-	(175,974)
Foreign currency translation adjustment	-	-	(10,052)	(10,052)
Balance, December 31, 2020	$-	$(175,974)	$(10,052)	$(186,026)

See Accompanying Notes to the Financial Statements

SHANDONG YUNCHU SUPPLY CHAIN CO. LTD

Audited Statements of Cash Flows

For the year ended December 31, 2020and 2019

(Stated in US Dollars)

	2020	2019
CASH FLOWS FROM OPFRATING ACTIVITIFS:
Net loss	$(175,974)	$-
Account receivable	(120,497)	-
Inventory	(632,182)	-
Prepayments and deposit	(525,821)	-
Other receivables	(12,061)	-
Accounts payables	129,162	-
Advance from customer	886,702	-
Other payables and accruals	529,233	-
Related party payable	248,688	-
Taxes payable	(70,405)	-
Salary payable	6,379	-
Net cash provided by operating activities	263,224	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by financing activities	-	-

EFFECT OF EXCHANGE RATE ON CASH	15,037	-

NET INCREASE IN CASH	278,261	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	-	-

CASH AND CASH EQUIVALENTS AT END OF YEAR	$278,261	$-

Supplementary cash flow information:
Interest received	$73	$-
Taxes paid	$-	$-

See Accompanying Notes to the Financial Statements

SHANDONG YUNCHU TRADING CO., LTD.

Notes to Audited Financial Statements

(Stated in US Dollars)

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Shandong Yunchu Trading Co., Ltd. (“Shandong” or “the Company”) was incorporated under the laws of the People’s Republic of China (“China” or ‘PRC”) on December 16, 2016. Shandong Yunchu Trading Co., Ltd is an import and export supply chain commerce company and conducts its business through its retail store. The Company sells various food products, including chestnut, frozen fruits and vegetables, frozen French fries, and beef and mutton products. Food safety, product quality, and sustainability are its core values. Since its establishment, the Company has been committed to providing its customers with safe, high-quality, nutritious, and tasty products through its portfolio of trusted and well-known suppliers. The Company has worked with domestic and foreign cooperative factories to pass international food safety system certification, international quality management system certification, kosher certification, Japanese JAS certification, European Union EU, etc. In terms of domestic trade, it has more than 30 offices and sales networks covering large and medium cities across the country and open coastal towns; in terms of foreign exchange, its products are exported to more than ten countries and regions such as Japan, South Korea, Southeast Asia, Europe, and the United States. The Company enjoys a high reputation in the market because it can respond to and match supply with demand for food products in keeping with consumer trends.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of accounting

Management has prepared the accompanying financial statements and these notes following generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Uses of estimates

In preparing the financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses reporting period. These estimates are based on information as of the date of the financial statements. Significant estimates required to be made by management include, but are not limited to, provision for doubtful accounts, the valuation of inventories, useful lives of property, plant, and equipment and intangible assets, the recoverability of long-lived assets, valuation of accounts receivables, revenue recognition and deferred revenue, valuation of prepayments and other assets and realization of deferred tax assets. Actual results could differ from those estimates.

Cash

Cash comprises cash at banks and on hand, which includes deposits with original maturities of three months or less with commercial banks in PRC. Cash denominated in RMB with a U.S. dollar equivalent of $0.28 million and $0 million as of December 31, 2020, and 2019, respectively, were held in accounts at financial institutions located in the PRC‚ which is not freely convertible into foreign currencies. Also, these balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their creditworthiness.

Notes receivable

Notes receivable represent commercial notes due from various customers where the customers’ banks have guaranteed the payments. The notes are noninterest-bearing and normally paid within three to six months. The Company can submit requests for payments to the customer’s banks earlier than the scheduled payments date but will incur an interest charge and a processing fee.

Accounts receivables

Account receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when the collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products.

Advances to suppliers

The Company makes advance payments to suppliers. Upon raw materials is provided by suppliers, the applicable amount is reclassified from advances and prepayments to cost of revenue.

Property, plant and equipment, net

Property and equipment are recorded at cost less accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Useful life
Buildings	20 years
Production equipment	10 years
Office equipment, fixtures, and furniture	5 years
Electronic equipment	3 years
Automobile	4 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss are included in the Company’s results of operations.

Construction-in-progress represents contractor and labor costs, design fees, and inspection fees in connection with the construction of the Company’s production line, factory construction, fire safety equipment installation, and plant improvement. No depreciation is provided for construction-in-progress until it is completed and placed into service.

Intangible assets

Intangible assets consist primarily of land use rights acquired and software purchased which are stated at cost less accumulated amortization and impairment if any. Intangible assets are amortized using the straight-line method over the estimated useful lives, which are generally 5 years for software and 50 years for land use rights. The estimated useful lives of amortized intangible assets are reassessed if circumstances occur that indicate the original estimated useful lives have changed.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. For the years ended December 31, 2020 and 2019, no impairment were recorded for Property, Plant and Equipment.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company adopted ASC 606 “Revenue Recognition,” and recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The Company sells various food products, including chestnut, frozen fruits and vegetables, frozen French fries, and beef and mutton products. The Company applies the following five steps to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

1.	identify the contract with a customer;

2.	identify the performance obligations in the contract;

3.	determine the transaction price;

4.	allocate the transaction price to performance obligations in the contract; and

5.	recognize revenue as the performance obligation is satisfied.

Revenue is measured based on the amount of consideration that the Company expect to receive. Revenue also excludes any amounts collected on behalf of third parties, including VAT taxes. The products sold are subject to a Chinese value-added tax (“VAT”) when sold in the PRC. VAT taxes are presented as a reduction of revenue. In all contracts where we typically have a single performance obligation, the transaction price is fully allocated to one single performance obligation using the stand-alone selling price. Revenue is recognized when the performance obligation has met, which generally occurs upon our delivery to a third-party carrier or, to the customer.

Value-added tax (“VAT”)

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on the gross sales price and VAT rates range from 6% and up to 17% before May 2018, up to 16% starting from May 2018, and up to 13% starting from April 2019, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for the recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2020	2019
Period-end RMB: US$ exchange rate	6.5249	6.9762
Period average RMB: US$ exchange rate	6.8976	6.8985

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Recent accounting pronouncements

In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (Topic 842) (“ASU 2016-02”) to increase transparency and comparability of accounting for lease transactions by requiring lessees to recognize the right-of-use assets and lease liabilities on the balance sheet and to disclose qualitative and quantitative information about lease transactions and enable users of consolidated financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The effective date of ASU 2016-02 for the Company is January 1, 2022, with early adoption permitted. The Company is currently evaluating the impact this ASU may have on its financial statements and related disclosures.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for following Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to elect irrevocably, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 – Financial Instruments – Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 - Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this ASU on its financial statements.

On June 20, 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting for share-based payment awards issued to employees and nonemployees. Under ASU No. 2018-07, the existing employee guidance will apply to nonemployee share-based transactions (as long as the transaction is not effectively a form of financing), except specific guidance related to the attribution of compensation cost. The cost of nonemployee awards will continue to be recorded as if the grantor had paid cash for the goods or services. Besides, the contractual term will be able to be used instead of an expected term in the option-pricing model for nonemployee awards. The new standard was effective for us on January 1, 2019. Early adoption is permitted, including in interim periods, and should be applied to all new awards granted after the date of adoption. The Company does not expect this guidance will have a material impact on its financial statements.

n August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis, and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its financial statements.

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for specific forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for the Company beginning January 1, 2021. The Group is currently evaluating the effect of adopting this ASU on its financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of income, and comprehensive income, and statements of cash flows.

Note 3 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	December 31,	December 31,
	2020	2019

Accounts receivable	$127,380	$-
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$127,380	$-

There is no allowance for doubtful accounts and write-off from allowance for account receivable during the years ended December 31, 2020, and 2019.

Note 4 – INVENTORY

The components of inventory at December 31, 2020 and 2019 were as follows:

	December 31,	December 31,
	2020	2019

Materials	$-	$-
Finished goods	661,148	-
Inventory in transit	7,147	-
Less: allowance for doubtful accounts	-	-
Total	$668,295	$-

There is no allowance for doubtful accounts and write-off from the allowance for inventory reserve during the years ended December 31, 2020, and 2019.

Note 5 – ADVANCE TO SUPPLIERS

As of December 31, 2020 and 2019, the Company had $555,858 and $0, respectively of outstanding advance to suppliers, which mainly represent interest-free cash deposits paid to suppliers for future purchases of inventories. Based on its internal forecasts of customer demand, the Company management believes such prepaid advances will ultimately be realizable within the next 6 months.

Note 6 – CUSTOMER DEPOSITS

As of December 31, 2020 and 2019, the Company has $937,354 and $0, respectively of outstanding customer deposits; Customer deposits consist of amounts received from customers for the pre-sale of the Company’s products. Customer deposits are typically 10% - 20% of the unit price for those customers who purchase from domestics and 30%-50% of the unit price for those customers who purchase from overseas.

Note 7 – RELATED PARTY PAYABLE

Related party payable is the non-trade payable arising from transactions between the Company and Mr. Chen Xing (The COO of the Company), such as advanced made by the related party on behalf of the Company. This advance is unsecured and non-interest-bearing and due on demand.

As of December 31, 2020, and 2019, the outstanding related party payable balance due to Mr. Chen Xing was $262,894 and $0, respectively.

Note 8 – OTHER PAYABLE

As of December 31, 2020 and 2019, the outstanding balance of other payable was $559,465 and $0, respectively. Other payables to third parties are those nontrade payables arising from transactions between the Company and certain third parties, these transactions were for the operations needs of the Company.

Note 9 — TAXES

(A)	Business sales tax and VAT

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on the gross sales price and VAT rates range from 6% and up to 17% before May 2018, up to 16% starting from May 2018, and up to 13% starting from April 2019, depending on the type of products sold or service provided.

In May of 2016, the Business Tax has been incorporated into Value Added Tax in China, which means there will be no more Business Tax and accordingly some business operations previously taxed in the name of Business Tax will be taxed in the manner of VAT thereafter.

The Company is subject to 9% of VAT for its all product sold based on the local tax authority’s practice. As of December 31, 2020 and 2019, the Company had $74,427 and $0, respectively of outstanding VAT prepaid balance.

(B)	Corporate income taxes (“CIT”)

PRC-Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays, and even tax exemption may be granted on a case-by-case basis. The Company is subject to an income tax rate of 25%. Due to continuous losses incurred for the years ended December 31, 2020, and 2019, the Company had $Nil income tax payable.

a.	The following table reconciles PRC statutory rates to the Company’s effective tax rate:

	December 31, 2020	December 31, 2019
Loss before tax	$(175,974)	$-

PRC Statutory Tax at 25% Rate	(43,994)	-
Valuation allowance	43,994	-
Effective tax rate	-%	-%

b.	The following table summarizes deferred tax assets resulting from differences between financial accounting basis and tax basis of assets and liabilities:

	December 31,	December 31,
	2020	2019
Deferred tax assets:	$43,994	$-
Valuation allowance	(43,994)	-
Total	$-	$-

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. In consideration of prudent principle at present the Company has made 100% allowance of the deferred tax assets as of December 31, 2020 and December 31, 2019.

Note 10 — CONCENTRATIONS

Customers concentrations:

For the year ended December 31, 2020, five customers accounted for 31%, 12%, 12% 11% and 11% of the Company’s total revenues. For the year ended December 31, 2019, no customer accounted for more than 10% of the Company’s total revenues. As of December 31, 2020, one customer accounted for 100% of the Company’s total accounts receivables. As of December 31, 2019, no customer accounted for more than 10% of the Company’s total accounts receivables.

Suppliers concentrations:

For the year ended December 31, 2020, three suppliers accounted for 49%, 28% and 11% of the Company’s total purchases. For the year ended December 31, 2019, no supplier accounted for more than 10% of the Company’s total purchases. As of December 31, 2020, one supplier accounted for 100% of the Company’s total accounts payable. As of December 31, 2019, no suppliers accounted for more than 10% of the Company’s total accounts payable.

Note 11 — RISKS

a.	Credit risks

The Company’s deposits are made with banks located in the PRC. The deposits are made with banks located in the PRC that do not carry federal deposit insurance and may be subject to loss of the banks become insolvent.

b.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

c.	Inflation risks

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

Note 12 — SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence concerning conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence concerning conditions that did not exist at the date of the balance sheet but arose after that date. The Company has evaluated subsequent events from December 31, 2020, through the date the financial statements were available to be issued, and has determined that there were no material subsequent events that require disclosure.